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Ma'anit #1 Daily Drilling Reports

Each report is for the 24-hr period ending at 7:00 AM Israel local time on the date shown.

April 11, 2005: FINISH RIGGING UP. TEST BLOW OUT PREVENTORS (BOP'S) AND CHOKE MANIFOLD. PERFORM RIG ACCEPTANCE TEST. PICK UP 8" DRILL COLLARS (DC'S). TAG CEMENT AT 59 METERS (M). DRILL CEMENT FROM 59M TO 122M.

April 12, 2005: WASH & DRILL CEMENT FROM 122M TO 400M. PICK UP 5" DRILL PIPE AND TRIP INTO HOLE (TIH). TAG CEMENT AT 1355M. CIRCULATE HOLE CLEAN. TEST CASING TO 1000 PSI - OK. DRILL CEMENT PLUG FROM 1355M TO 1470M.

April 13, 2005: DRILL CEMENT FROM 1470M TO 1688M. FORMATION INTEGRITY TEST. TRIP TO PICK UP STABILIZERS.

April 14, 2005: TRIP IN HOLE. TAG FILL AT 1660 M. WASH & REAM TO TOP OF CEMENT (TOC) AT 1760M. DRILL CEMENT FROM 1760M TO 1805M. TRIP FOR NEW BIT.

April 15, 2005: FINISH TRIP FOR NEW BIT. NO FILL ON BOTTOM. DRILL FROM 1803M TO 1807M. WIRELINE SURVEY @ 1800M - 2 DEGREES. WASH & REAM FROM 1807M TO 1946M.

April 16, 2005: WASH & REAM FROM 1946 METERS (M) TO 2226M. CIRCULATE BOTTOMS UP (CIRC BU). PULL OUT OF HOLE (POH) INTO CASING. SHUT-IN WELL FOR SHABBAT.

April 17, 2005: OPEN PIPE RAMS AFTER SHABBAT. TIH. WASH AND REAM FROM 2226M TO 2322M. HIGH TORQUE FROM 2294M TO 2322M.

April 18, 2005: WASH & REAM FROM 2322M TO 2335M. DRILL NEW HOLE FROM 2335M TO 2371M. CIRC & COND MUD. SHORT TRIP TO CASING SHOE. TIGHT SPOT AT 2305M- 75000# OVERPULL. CIRC & COND MUD. POH. LAY DOWN (LD) BIT & 2 STABILIZERS. RIG UP (RU) WEATHERFORD CASING CREW TO RUN 10 3/4" LINER.

April 19, 2005: FINISH RIGGING UP CASING CREW. RUN 10 3/4" CASING. MAKE UP LINER HANGER. CIRC & COND MUD. START IN HOLE WITH LINER - HUNG UP ON FIRST JOINT (JT). PULLED FREE AT 350K. FOUND PACKER ELEMENT TORN. START IN HOLE WITH LINER - HUNG UP AGAIN ON FIRST JT. FOUND PACKER SETTING SLEEVE SHEARED & PACKER. ATTEMPTING TO SET. REPLACE SHEAR BOLTS IN SETTING SLEEVE. TIH WITH LINER WITH 53 STANDS (OF 3 JTS EACH) + DBL (OF TWO JTS). SET HANGER WITH LINER SHOE AT 2365M. CIRC & COND MUD. RU CEMENTING HEAD, DROP BALL, SET HANGER. SHEARED AT 2200PSI. RELEASE FROM HANGER. STRING WEIGHT - 110,000 LBS. CEMENT LINER WITH LAPIDOTH'S BJ PUMPING UNIT. USED 9000KG CLASS G CEMENT. THE DART SHEARED WITH 90 BBLS DISPLACEMENT AT 1200PSI. BUMPED PLUG WITH 245 BBLS DISPLACEMENT AT 700 PSI OVER DISPLACEMENT PRESSURE AT 6:56AM. BLED BACK 1.5 BBLS. BOP VALVES HELD.

April 20, 2005: WAITING ON CEMENT (WOC). REMOVE CEMENTING HEAD AND PULL OUT OF HANGER. POH AND LAY DOWN LINER RUNNING TOOL. SLIP AND CUT DRILL LINE. TIH WITH OPEN-ENDED DRILL PIPE (DP) TO 1580M. DID NOT TAG TOP OF LINER (TOL) AT 1554M. PULL UP TO 1551M. PICK UP KELLY. CIRC.

April 21, 2005 :RU CEMENTING UNIT AND STAGE- SQUEEZED THE LINER TOP. WAITED ON CEMENT WHILE HOLDING 630 PSI BACKPRESSURE. BLEED OFF PRESSURE, RIGGED DOWN THE CEMENTING HEAD, POH, MADE UP A 12-1/4" BIT AND TIH TAGGING CEMENT AT 1548M. DRILLED CEMENT TO TOP OF LINER AND PRESSURE TESTED LINER TOP AND CASING TO 2000 PSI. POH, PICKED UP 9-7/8" BIT AND STARTED BACK IN HOLE.

April 22, 2005: POH. RETRIEVE SURVEY. MAKE UP (MU) 9 7/8 BIT, SHOCK SUB, 2 STABILIZERS AT 60' & 90', AND 9 JTS HWDP. TIH TO 1380'. SECURE WELL FOR HOLIDAYS. WELL SHUT IN FOR SHABBAT AND PASSOVER. WILL RESUME DRILLING OPERATIONS AT 7AM, 4/25/2005.

April 25, 2005: RIG SHUT DOWN FOR SHABBAT AND PASSOVER.

April 26, 2005: STARTED DRILLING RIG AFTER HOLIDAY SHUTDOWN. DRILLED FROM 2397M TO 2450M WHILE CHANGING MUD SYSTEM FROM BENTONITE TO POLYMER.

April 27, 2005: DRILLED FROM 2450M TO 2520M, CURRENTLY DRILLING AHEAD.

April 28, 2005: 24 HRS DRILLING FROM 2520 M TO 2599M.

April 29, 2005: 22 1/2 HRS DRILLING FROM 2599M TO 2662M. DROPPED SURVEY AND STARTED OUT OF HOLE FOR NEW BIT. CURRENT ACTIVITY - TRIPPING FOR NEW BIT AND PREPARING FOR SHABBAT.

May 2, 2005: DRILLING RESUMES AFTER PASSOVER.

May 3, 2005: DRILLED FROM 2662M TO 2673M. DRILL COLLAR TWISTED OFF - LEFT 11 DRILL COLLARS IN THE HOLE. PULLED OUT OF HOLE, PICKED UP FISHING TOOLS, TRIPPED IN HOLE AND RETRIEVED DRILL COLLARS. STARTED CHANGING OUT BOTTOM HOLE ASSEMBLY.

May 4, 2005: CHANGE OUT DRILL COLLARS AND RELATED EQUIPMENT. TRIP IN HOLE BACK TO BOTTOM. DRILL FROM 2673M TO 2704M.

May 5, 2005: DRILL FROM 2704M TO 2780M.

May 6, 2005: DRILL FROM 2780M TO 2886M.

May 7, 2005: RIG SERVICE. DRILL FROM 2886M TO 2914M. SLUG, DROP SURVEY, POH INTO CASING. SECURE WELL FOR SHABBAT. WILL RESUME DRILLING OPERATIONS AT 10PM, 5/7/2005.

May 8, 2005: RIG SHUT DOWN FOR SHABBAT. FINISH POH FOR NEW BIT. MU NEW BIT #5 AND TIH. PU KELLY & BREAK CIRC AT CASING SHOE.

May 9, 2005: DRILLED FROM 2914M TO 2989M. NO PROBLEMS ENCOUNTERED.

May 10, 2005: DRILLED FROM 2989M TO 3035M. LOST 100PSI PUMP PRESSURE. TRIPPED FOR WASHOUT. FOUND CRACK IN DRILL COLLAR BOX CONNECTION. REPLACED BIT, SHOCK SUB, AND 4 DRILL COLLARS.

May 11, 2005: FINISH POH. REPLACE QUESTIONABLE DRILL STRING COMPONENTS. TIH. DRILL FROM 3035M TO 3082M.

May 12, 2005: DRILL FROM 3082M TO 3116M. POH INTO CASING. SHUT IN AND SECURE WELL FOR THE ISRAELI INDEPENDENCE DAY HOLIDAY.

May 14, 2005: DRILL FROM 3142M TO 3165M. PULLED UP INTO CASING TO SHUT DOWN FOR SHABBAT. WILL RESUME DRILLING OPERATIONS AT 10PM, 5/14/05.

May 15, 2005: RIG SHUT DOWN FOR SHABBAT UNTIL 10PM. AT 10PM, STARTED GENERATORS AND TIH TO BOTTOM. DRILLED FROM 3165M TO 3186M.

May 16, 2005: DRILLED FROM 3186M TO 3278M. LOST 150 PSI PUMP PRESSURE. CHECKING SURFACE EQUIPMENT FOR CAUSE OF PRESSURE LOSS.

May 17, 2005: CHANGED BIT AND BOTTOM HOLE ASSEMBLY. TRIP TO BOTTOM. LOST 500 PSI PUMP PRESSURE WHILE REAMING LAST JOINT. POH LOOKING FOR WASHOUT/FISH.

May 18, 2005: PULLED OUT OF HOLE AND FOUND BROKEN STABILIZER. MADE UP FISHING TOOLS AND TIH. LATCHED FISH AND PULLED OUT OF HOLE. STARTED IN HOLE WITH BIT TO RESUME DRILLING.

May 19, 2005: FINISH TRIPPING BACK TO BOTTOM. DRILLED FROM 3278M TO 3362M IN 21 HOURS.

May 20, 2005: DRILLED FROM 3362M TO 3460M IN 23.5 HOURS.

May 21, 2005: DRILLED FROM 3430M TO 3448M. PULLED UP INTO CASING TO SHUT DOWN FOR SHABBAT. WILL RESUME DRILLING OPERATIONS AT 10:30 P.M. 5/21/05.

May 22, 2005: WELL SHUT IN FOR SHABBAT UNTIL 10:30 PM. STARTED GENERATORS, TIH TO BOTTOM, DRILLED FROM 3448M TO 3460M.

May 23, 2005: TRIPPED FOR NEW BIT AND SHOCK SUB. DRILLED FROM 3460M TO 3473M.

May 24, 2005: DRILLED FROM 3473M TO 3527M IN 23.5 HOURS.

May 25, 2005: DRILLED FROM 3527M TO 3582M. LOST 400 PSI PUMP PRESSURE. CHECKED SURFACE EQUIPMENT AND FOUND BAD PRESSURE SENSOR. DRILLED FROM 3582M TO 3608M.

May 26, 2005: DRILLED FROM 3608M TO 3676M.

May 27, 2005: TRIPPED FOR NEW DRILL BIT. VISUALLY INSPECTED DRILL COLLARS. DRILLED FROM 3676M TO 3689M.

May 28, 2005: DRILLED FROM 3689M TO 3700M. PULLED UP INTO CASING TO SHUT DOWN FOR SHABBAT. WILL RESUME DRILLING OPERATIONS AT 10:30 PM, 5/28/05.

May 29, 2005: STARTED GENERATORS AFTER SHABBAT. TRIPPED IN HOLE TO BOTTOM. DRILLED FROM 3700M TO 3710M.

May 30, 2005: DRILLED FROM 3710M TO 3725M. DRILL RATE DROPPED TO 0.6 MPH. TRIP OUT OF HOLE TO CHANGE BIT AND DRILL COLLARS.

May 31, 2005: FINISHED PICKING UP NEW DRILL COLLARS. TRIPPED IN HOLE TO 2665M. SLIPPED AND CUT DRILL LINE. DRILLED FROM 3725M TO 3734M.

June 1, 2005: DRILLED FROM 3734M TO 3758M. EXPERIENCED VERY HIGH TORQUE AT 0400. START TRIP FOR NEW BIT.

June 2, 2005: TRIPPED FOR NEW BIT. PICKED UP NEW SHOCK SUB AND 5 ADDITIONAL DRILL COLLARS. TRIPPED IN HOLE AND REAMED FROM 3724M TO 3737M. PULLED OUT 20 STANDS TO CIRCULATE AND CONDITION MUD.

June 3, 2005: CIRCULATED AND CONDITIONED MUD. STAGED BACK IN HOLE WHILE RAISING MUD WEIGHT. ENCOUNTERED FILL AT 3724M. REAMED TO 3738M.

June 4, 2005: REAMED FROM 3738 TO 3758 METERS, DRILLED TO 3763 METERS (12,349 FEET) AND SHUT DOWN FOR SHABBAT.

June 5, 2005: START GENERATORS AFTER SHABBAT. TRIP BACK TO BOTTOM. DRILL FROM 3763M TO 3768M.

June 6, 2005: DRILLED FROM 3768 METERS (12,359 FEET) TO 3851 METERS (12,631 FEET) WITH NO PROBLEMS.

June 7, 2005: DRILLED FROM 3851 METERS (12,631 FEET) TO 3950 METERS (12,956 FEET) WITH NO PROBLEMS.

June 8, 2005: DRILLED FROM 3950 METERS (12,956 FEET) TO 4014 METERS (13,165 FEET) WITH NO PROBLEMS.

June 9, 2005: TRIP FOR NEW BIT (17.5 HOURS). DRILLED FROM 4014 METERS (13,165 FEET) TO 4028 METERS (13,211 FEET).

June 10, 2005: DRILLED FROM 4026 METERS (13205 FEET) TO 4027 METERS. UNABLE TO MAKE CONNECTION AT 4047 METERS. REAM, WORK PIPE, CONDITION MUD. DRILL FROM 4047 METERS TO 4072 METERS (13,356 FEET).

JUNE 11, 2005: DRILLED FROM 4072M (13356') TO 4088M (13408'). PULLED BIT INTO CASING. SHUT IN AND SECURED WELL FOR SHABBAT.

JUNE 12, 2005: RIG WAS SHUT DOWN FOR SHABBAT UNTIL 11PM. AT 11PM, STARTED GENERATORS AND BEGAN TO TRIP IN THE HOLE. HIT BRIDGE AT 3730M. REAMED FROM 3729M 3733M WITH HIGH TORQUE.

JUNE 13, 2005: REAM, TRIP, AND WORK PIPE THROUGH TIGHT SPOTS FROM 3733M TO 4088M. DRILL FROM 4088M (13408') TO 4105M (13464') IN 8.5 HOURS.

JUNE 14, 2005: DRILLED FROM 4,105M (13,464') TO 4,155M (13,628') WITH NO PROBLEMS.

JUNE 15, 2005: DRILLED FROM 4155M (13628') TO 4213M (13818') WITH NO PROBLEMS.

JUNE 16, 2005: TRIP FOR NEW BIT #13. SLIP AND CUT DRILL LINE. DRILL FROM 4,213M (13,818') TO 4,225M (13,858').

JUNE 17, 2005: DRILLED FROM 4,225M (13,858') TO 4,292M (14,077') WITH NO PROBLEMS

JUNE 18, 2005: DRILLED FROM 4292M (14077') TO 4316M (14156'). PULLED UP INTO CASING. SHUT IN AND SECURED WELL FOR SHABBAT. WILL RESUME DRILLING OPERATIONS AT 11:00 PM, 6/18/2005.

JUNE 19, 2005: RIG SHUT DOWN FOR SHABBAT UNTIL 11PM. STARTED GENERATORS AND TRIPPED IN HOLE TO BOTTOM. DRILLED FROM 4,316 M (14,156') TO 4,325M (14,186') IN 3.5 HRS.

JUNE 20, 2005: DRILLED FROM 4,325M (14,186') TO 4,384M (14,379') WITH NO PROBLEMS.

JUNE 21, 2005: DRILLED FROM 4,384M (14,379') TO 4,412M (14,471') WITH NO PROBLEMS. STARTED TRIP FOR BIT AT 2000 HOURS. VISUALLY INSPECTED BHA. FOUND CRACKED BOX ON DRILL COLLAR.

JUNE 22, 2005: FINISH TRIP FOR NEW BIT. DRILL FROM 4,412M (14,471') TO 4,462M (14,635').

JUNE 23, 2005: DRILL FROM 4,462M (14,635') TO 4,523M (14,839') NO PROBLEMS.

JUNE 24, 2005: DRILLED FROM 4,523M (14,835') TO LOGGING DEPTH OF 4,560M (14,956'). CIRCULATED AND CONDITIONED MUD PRIOR TO SHUTTING DOWN FOR SHABBAT.

JUNE 25, 2005: PULL UP INTO CASING AND SECURE WELL FOR SHABBAT. WILL RESUME DRILLING OPERATIONS AT 11PM ON 6/25/2005.

JUNE 26, 2005: RIG SHUT DOWN FOR SHABBAT UNTIL 11PM. TRIP TO BOTTOM. CIRCULATE AND CONDITION MUD PRIOR TO LOGGING.

JUNE 27, 2005: PUMP SLUG. DROP SURVEY. PULL OUT OF HOLE TO LOG. RIG UP MESADA AND RUN DLL/SP, GR/BHC LOGS.

JUNE 28, 2005: FINISHED LOGGING WELL WITH MESADA LOGGERS. TRIPPED IN HOLE WITH BHA. STARTED TO SLIP AND CUT DRILL LINE.

JUNE 29, 2005: SLIPPED AND CUT DRILL LINE. TRIPPED IN HOLE TO BOTTOM AND CIRCULATED HOLE CLEAN. STARTED LAYING DOWN DRILL PIPE.

JUNE 30, 2005: FINISH LAYING DOWN DRILL PIPE AND BOTTOM HOLE ASSEMBLY. START RUNNING 7" PRODUCTION CASING.

JULY 1, 2005: RUN 7" CASING TO 4360 METERS, LEAVING APPRXOIMATELY 200 METERS OF OPEN HOLD BELOW FOR A FUTURE PRODUCTION TEST. MIX AND PUMP 561 SACKS OF CEMENT TO SET CASING.

JULY 2, 2005: RAISE BOP STACK AND SET 7" CASING SLIPS. CUT CASING. SHUT IN AND SECURE WELL FOR SHABBAT. WILL RESUME DRILLING OPERATIONS AT 11PM, 7/2/2005.

JULY 3, 2005: FINISH INSTALLING BOP STACK AND RELATED EQUIPMENT. CHANGE TO 3 1/2" PIPE RAMS. CHANGE PUMP LINERS.

JULY 4, 2005: CHANGED PUMP LINERS. RIGGED UP FLOOR FOR 3 1/2" DRILL PIPE AND 4 3/4" DRILL COLLARS. CHANGED TO 3 1/2" PIPE RAMS. TESTED CASING AND PIPE RAM DOORS TO 2000 PSI. MADE UP 6" BIT, 4 3/4" BHA, AND STARTED PICKING UP 3 1/2" DRILL PIPE.

JULY 5, 2005: FINISH PICKING UP 3 1/2" DRILL PIPE. DRILL CEMENT AND FLOAT EQUIPMENT. START REAMING TO BOTTOM.

JULY 6, 2005: DRILLED CEMENT, WASHED, AND REAMED TO 4560 METERS. TESTED CASING SHOE. DRILLED FROM 4560 METERS (14956') TO 4579 METERS (15019').

JULY 7, 2005: DRILLED FROM 4579 METERS (15019') TO 4636 METERS (15206') WITH NO PROBLEMS.

JULY 8, 2005: DRILLED FROM 4636 METERS (15206') TO 4683 METERS (15360') WITH NO PROBLEMS.

JULY 9, 2005: DRILLED FROM 4683 METERS (15360') TO 4695 METERS (15399'). PULLED 13 STANDS INTO CASING. SHUT IN AND SECURED WELL FOR SHABBAT. WILL RESUME DRILLING OPERATIONS AT 11 PM, 7/9/2005.

JULY 10, 2005: TRIPPED TO BOTTOM AFTER SHABBAT. CIRCULATED HOLE CLEAN. START PULLING OUT OF HOLE FOR NEW BIT.

JULY 11, 2005: TRIPPED FOR NEW BIT. DRILLED FROM 4695M (15399') TO 4715M (15465') WITH NO PROBLEMS.

JULY 12, 2005: DRILLED FROM 4715M (15465') TO 4719M (15478'). DRILL PIPE TWISTED OFF AT 4027M. TRIPPED OUT OF HOLE, PICKED UP FISHING TOOLS, TRIPPED IN AND LATCHED FISH. STARTED PULLING OUT OF HOLE WITH FISH.

JULY 13, 2005: FINISHED PULLING OUT OF HOLE AND LAID DOWN FISHING TOOLS. TRIPPED TO BOTTOM. LOST 20,000 LBS STRING WEIGHT. PULLED OUT AND FOUND DRILL COLLAR BACKED OFF. MADE UP FISHING TOOLS AND BEGAN TO TRIP IN THE HOLE.

JULY 14, 2005: TRIPPED IN HOLE WITH FISHING TOOLS AND LATCHED FISH. PULLED OUT WITH FISH AND LAID DOWN FISHING TOOLS. TRIPPED IN HOLE AND REAMED TO BOTTOM. CIRCULATE AND CONDITION HOLE FOR LOGGING.

JULY 15, 2005: CIRCULATE HOLE CLEAN. PULL OUT OF HOLE TO LOG. RIG UP METSADA AND START E-LOGGING WELL.

JULY 16, 2005: RIGGED UP GEOPHYSICAL INSTITUTE AND RAN VELOCITY SURVEY. TRIPPED IN HOLE WITH BHA AND 5 STANDS DRILL PIPE. SHUT IN AND SECURED WELL FOR SHABBAT. WILL RESUME DRILLING OPERATIONS AT 11 PM, 7/16/2005.

JULY 17, 2005: RIG SHUT DOWN FOR SHABBAT UNTIL 11 PM. AT 11 PM, OPENED WELL AND TRIPPED IN THE HOLE. WASHED AND REAMED TOP OF 6" HOLE FROM 4550M TO 4570M. FINISHED TRIPPING IN THE HOLE.

JULY 18, 2005: CIRCULATED AND CONDITIONED HOLE FOR LOGGING. PULLED OUT OF HOLE AND RIGGED UP METSADA LOGGERS. STILL UNABLE TO ENTER 6" HOLE AT 4560 M. STARTED TO TRIP IN HOLE OPEN-ENDED.

JULY 19, 2005: FINISHED LOGGING WELL. TRIPPED TO BOTTOM AND CIRCULATED HOLE CLEAN. EMPTIED AND CLEANED MUD TANKS. STARTED DISPLACING MUD WITH BRINE WATER.

NOTICE: Zion Oil & Gas, Inc. has filed a registration statement (including a prospectus) with the SEC for the offering to which this communication relates. Before you invest, you should read the prospectus in that registration statement and other documents Zion Oil & Gas has filed with the SEC for more complete information about Zion Oil & Gas and its offering. You may get these documents for free by visiting EDGAR on the SEC web site at www.sec.gov. Alternatively, Zion Oil & Gas or its underwriter will arrange to send you the prospectus if you request it by clicking here.

Daily Completion Reports

  Each report is for the 24-hr period ending at 7:00 AM Israel local time on the date shown.
  October 2005: Well is currently shut in for the holidays.

Abbreviations

  TIH = TRIP IN HOLE
  RU = RIG UP
  RD = RIG DOWN
  PU = PICK UP
  MU = MAKE UP
  POH = PULL OUT OF HOLE
  DP = DRILL PIPE
  TOL = TOP OF LINER
  TOC = TOP OF CEMENT
  BOP = BLOW OUT PREVENTOR
  RIH = RUN IN HOLE
  LD = LAY DOWN
  STD = STANDS
  SX = SACKS

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